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                                                                     Exhibit 5.1


                                  May 14, 1996


West Marine, Inc.
500 Westridge Dr.
Watsonville, CA 95076


          Re:  West Marine, Inc.
               Registration Statement on Form S-4
               ----------------------------------


Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with a proposed issuance by West Marine, Inc., a Delaware corporation (the "Company"), of up to 776,615 shares of common stock, $0.001 par value (the "Common Stock"), at the effective time of the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into E&B Marine Inc., a Delaware corporation.

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 776,615 shares of Common Stock to be issued and sold by the Company in connection with the Merger are duly authorized and will be, when issued at the effective time of the Merger, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations

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West Marine, Inc.
May 14, 1996
Page 2


of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe

                              ORRICK, HERRINGTON & SUTCLIFFE